Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2 of our report dated May 9, 2019, relating to the balance sheet of Diamond Eagle Acquisition Corp. as of March 31,2019 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 27, 2019 (date of inception) through March 31, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 9, 2019